                                                                     Exhibit 5.1

                                November 6, 1996



Sanchez Computer Associates, Inc.
40 Valley Stream Parkway
Malvern, Pennsylvania 19355

      Re:  Registration Statement on Form S-1
           (File No. 333-12863)
           --------------------

Ladies and Gentlemen:

          We have acted as counsel to Sanchez Computer Associates, Inc., a Pennsylvania corporation (the "Company"), in connection with the preparation of the subject registration statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), to register the public offering of up to 3,484,500 shares of Common Stock, no par value, of the Company (the "Common Stock"), which includes (i) 303,000 shares purchasable by the underwriter from the Company, solely for the purpose of covering overallotments,
(ii) 3,030,000 shares issuable upon the exercise of rights (the "Company Rights") to purchase shares of Common Stock of the Company granted by the Company to the shareholders of Safeguard Scientifics, Inc. and (iii) 151,500 shares issuable upon the exercise of rights (the "Direct Rights" and together with the Company Rights, the "Rights") to purchase shares of Common Stock of the Company granted by the Company to certain persons selected by the Company (collectively, the "Offering"). In connection herewith, we have examined such records, documents, statutes and decisions as we have deemed relevant.

          In our opinion, the Common Stock, when issued, sold and delivered as contemplated in the Registration Statement, will be legally issued, fully paid and nonassessable shares of the Common Stock of the Company, and the Rights, when issued and distributed as contemplated in the Registration Statement, will be legally issued and valid and binding obligations of the Company having the rights summarized in the Registration Statement.

Sanchez Computer Associates, Inc.
November 6, 1996
Page 2


          We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to all references to our firm in the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission thereunder.


                                         Very truly yours,

                                         /s/ Morgan, Lewis & Bockius